Exhibit 99.1

August 14, 2020

Dateline: Longview, Texas

Friedman Industries, Incorporated (NYSE – American; trading symbol: FRD)

FOR IMMEDIATE RELEASE

Friedman Industries, Incorporated Announces First Quarter Results

The Company announced today its results of operations for the first quarter. For the quarter ended June 30, 2020 (the “2020 quarter”), the Company recorded a net loss of $858,862 ($0.12 diluted loss per share) on net sales of $23,524,600 compared to net earnings of $194,772 ($0.03 diluted earnings per share) on net sales of $40,975,320 for the quarter ended June 30, 2019 (the “2019 quarter”).

The Company’s operating results for both the 2020 quarter and the 2019 quarter were negatively impacted by declining hot-rolled steel prices but the 2020 quarter was impacted additionally by a decline in volume primarily related to impacts of the COVID-19 pandemic.

SUMMARY OF OPERATIONS (unaudited)

	Three Months Ended June 30,
	2020	2019

Net Sales	$23,524,600	$40,975,320

Total costs and other income	24,661,230	40,706,049

Earnings (loss) before income taxes	(1,136,630)	269,271

Income taxes	(277,768)	74,499

Net earnings (loss)	$(858,862)	$194,772

Weighted average shares outstanding:
Basic	7,080,444	6,999,444
Diluted	7,080,444	6,999,444

Net earnings (loss) per share:
Basic	$(0.12)	$0.03
Diluted	$(0.12)	$0.03

COIL SEGMENT OPERATIONS

Coil segment sales for the 2020 quarter totaled $15,432,784 compared to $28,181,468 for the 2019 quarter. Total coil segment sales decreased due to declining hot-rolled steel pricing accompanied with decreased sales volume related to impacts of the COVID-19 pandemic. Inventory tons sold decreased from approximately 38,000 tons in the 2019 quarter to approximately 27,000 tons in the 2020 quarter. Compared to the average monthly sales volume for the fiscal year ended March 31, 2020, April 2020 volume was down approximately 51%, May 2020 volume was down approximately 33% and June 2020 volume was down approximately 3%. Coil segment operations recorded an operating loss of approximately $459,000 for the 2020 quarter and an operating profit of approximately $345,000 for the 2019 quarter. Segment results for both the 2020 quarter and the 2019 quarter were negatively impacted by declining hot-rolled steel prices but the 2020 quarter was impacted additionally by the COVID-19 pandemic.

TUBULAR SEGMENT OPERATIONS

Tubular product segment sales for the 2020 quarter totaled $8,091,816 compared to $12,793,852 for the 2019 quarter. Total tubular segment sales declined due primarily to a lower sales volume and lower steel prices. Tons sold decreased from approximately 15,500 tons in the 2019 quarter to approximately 11,000 tons in the 2020 quarter. The volume decline was primarily related to impacts of the COVID-19 pandemic and challenging conditions for the U.S. energy industry. Compared to the average monthly sales volume for the fiscal year ended March 31, 2020, April 2020 volume was down approximately 4%, May 2020 was down approximately 36% and June 2020 was down approximately 27%. The volume for April was supported by the segment fulfilling manufactured pipe orders that were received prior to the COVID-19 pandemic’s broad impact on the U.S. economy. The tubular segment operations recorded operating profits of approximately $59,000 and $545,000 for the 2020 and 2019 quarters, respectively. Operating results for both the 2020 quarter and the 2019 quarter were negatively impacted by declining hot-rolled steel prices, but the 2020 quarter was impacted additionally by impacts of the COVID-19 pandemic and challenging conditions for the U.S. energy industry.

STRATEGIC INITIATIVES

The Company continued two previously announced capital expenditure projects during the first quarter of fiscal 2021. The first project was a building expansion at the Company’s coil processing facility in Hickman, Arkansas that was put into service during May 2020. The project added an additional 22,000 square feet of storage space to the facility. This project was completed at an actual cost of approximately $1,083,000 compared to an original estimated cost of $1,100,000. The second project involves the purchase and installation of a stretcher leveler coil processing line at the Company’s coil processing facility in Decatur, Alabama. This new equipment will allow the Decatur location and our overall coil segment to process material that is thicker, wider and higher strength. In addition, material that has been leveled by the stretcher leveling process is preferable to certain customers and applications compared to material that has been leveled by the temper mill process. In June 2020, the existing equipment at the Decatur facility was removed to allow the foundation to be prepared for the installation of the new equipment. The Company currently expects the installation of the new equipment to begin in October 2020 and expects commercial use of the equipment to begin in February 2021. As of June 30, 2020, expenditures related to the Decatur project totaled $3,874,444 with this amount reported as “Construction in process” on the Company’s Consolidated Balance Sheet. The Company currently estimates the total cost of this project to be $5,800,000.

In June 2020, we implemented our first price-risk management actions by participating in the financial futures market for hot-rolled steel coil. We believe price-risk management is a critical tool for improving the consistency of our financial results in a volatile commodity-based business.

On June 25, 2020, our Board of Directors authorized a share repurchase program under which the Company may repurchase up to 1,062,067 shares of the Company’s outstanding common stock through June 30, 2023, which equates to 15% of the Company’s outstanding shares of common stock as of June 25, 2020.

Repurchases under the program may be made from time to time at the Company’s discretion and may be made in open market transactions, through block trades, in privately negotiated transactions and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. The timing and actual number of shares repurchased pursuant to the program will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time.

COVID-19 / OUTLOOK

In March 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic. In addition to the devastating effects on human life, this contagious virus has adversely affected economies globally. It has also disrupted the normal operations of many businesses, including ours and many of our customers. Our facilities have continued to operate during this crisis but we are operating with modifications to our facility practices, employee travel, employee work locations and virtualization or cancellation of company and customer events, among other modifications. We may take further actions that alter our business operations as the situation evolves. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business or our operations. We have experienced a small number of cases within our workforce with each case being isolated with no spread to other employees. We are pleased to report that all of those cases have successfully recovered and that we are not aware of any active cases as of the date of this press release.

We are encouraged by the rapid recovery in sales volume for the Company’s coil segment. Coil segment sales volume for July 2020 were down approximately 6% compared to our fiscal 2020 monthly average and we expect a similar volume for August 2020. Volume for the tubular segment has seen a slow but gradual improvement since May 2020 with this trend continuing into July 2020, with monthly volume down 20% from the fiscal 2020 monthly average. Energy industry conditions remain challenging and, in recent months, we have seen increased competition from imported pipe. We expect tubular demand to remain soft during the second quarter of fiscal 2021.

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated, headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama and Lone Star, Texas. The Company has two reportable segments: coil products and tubular products. The coil product segment consists of the operations in Hickman and Decatur where the Company processes hot-rolled steel coils using temper mills and cut-to-length lines. The Company is in the process of replacing its temper mill and cut-to-length line at the Decatur plant with a stretcher leveler line. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe, provides pipe finishing services and distributes pipe.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, the continuing impact of the COVID-19 pandemic, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, including the installation of our new stretcher leveler line, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, the continuing shifting of governmental policy relating to PPP loans and forgiveness of such loans, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-Q as filed with the SEC on August 14, 2020 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.